                                                                    EXHIBIT 99.1


                              (QUOVADX LETTERHEAD)

QUOVADX REPORTS FIRST QUARTER RESULTS, ANNOUNCES RECORD SOFTWARE LICENSE REVENUE

                    - SOFTWARE REVENUE TOTALS $5.3 MILLION -
                          - SEQUENTIAL GROWTH IS 43% -

ENGLEWOOD, CO, April 23, 2003 - Quovadx, Inc. (Nasdaq: QVDX), a leading provider of software and services enabling Competitive Process Advantage, today announced revenue of $17.4 million for the quarter ended March 31, 2003. Net loss calculated in accordance with generally accepted accounting principles (GAAP) was $(2.8) million or $(0.09) per share for the quarter. These results show sequential improvement from fourth quarter, 2002 results of $15.6 million in revenue and a GAAP loss of $(3.5) million or $(0.11) per share. Revenue for the first quarter of 2002 was $17.8 million and net income in accordance with GAAP was $102,000.

"We had a strong start to the year and continue to build momentum in software license revenue," said Lorine Sweeney, president and chief executive officer of Quovadx. "Today's results provide continuing evidence that the investments we've made in sales and marketing as well as our emphasis on channel partners are driving revenue growth. Combining this with our attention to cost control gives me confidence that we are clearly on the path to profitability."

Software revenue in the first quarter totaled $5.3 million. This represents a 43% improvement over the $3.7 million recorded in the fourth quarter 2002, and a 47% increase from the $3.6 million of software revenue reported in the first quarter of 2002. Gross margin in the first quarter was 37.9%, compared to 40.1% in the prior quarter. The slight decline reflects the effect of increased third party software sales in the first quarter of 2003. Gross margin was 44.1% in the first quarter of 2002.

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The Company has no debt and ended the fourth quarter with $44.9 million in cash and short-term investments, compared to $47.6 million at December 31, 2002.

During the quarter, customers continued to migrate to QDX(TM) Platform V, a next generation integrated product for rapid application development. Released for general availability in October 2002, QDX Platform V provides a flexible services-oriented architecture for building composite applications in an easy plug-and-play manner. Over 50 customers had converted to the new technology by March 31, 2003.

Quovadx established itself as a leader in Web services during the quarter by developing a sample supply chain application which meets the interoperability guidelines of the current working draft version of the Web Services Interoperability Organization (WS-I) Basic Profile 1.0. WS-I is an open, industry organization chartered to promote Web services interoperability across platforms, operating systems and programming languages. The QUOVADX(TM) application, built on QDX Platform V, provides the foundation of industry-backed tools and standards businesses require to speed implementation of interoperable applications. Quovadx has joined an elite group of WS-I member companies, BEA, Bowstreet, Corillian, IBM, Microsoft, Oracle, and Sun Microsystems, who have also developed sample applications.

"Our dedication to XML as a core interoperability standard positions us as a clear technology leader in Web services," stated Ms. Sweeney. "As integration evolves into the Web services marketplace, our foundation will enable us to quickly deliver what customers demand. The combination of our leading edge research and development operation and our aggressive sales and marketing organization sets us apart from the competition and positions us for a very bright future."

Other First Quarter Business Activity included the following:

         o Adventist Health System, the largest not-for-profit Protestant healthcare organization in the U.S. serving nearly 2 million patients annually with 38 hospitals, selected QDX Platform V as the standard integration technology across a majority of their enterprise.

         o        Capital Health, one of Canada's largest health systems serving
                  1.6 million people, selected QUOVADX technology for its electronic health record (EHR) project and will use QDX Platform V to deliver core integration capabilities, enabling secure and timely access to patient information.

         o Steria Limited, one of the leading information technology companies in Europe, selected QDX Platform V for deployment with end user projects in Northern Ireland to achieve integration of healthcare and social services client records.

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         o        Other customers signing contracts during the quarter included
                  Hackensack Medical Center, HealthPlus, Omniplex Ltd, and The Methodist Hospital.

         o During the quarter Quovadx extended its distribution relationship with McKesson Information Solutions for another three years and added new partners including Getronics Care Services, a European provider of information and communication technology solutions and services.

FINANCIAL GUIDANCE

For the second quarter of 2003, Quovadx is targeting sequential improvement in software license revenue and total revenue as well as a smaller GAAP loss from that recorded in the first quarter of 2003.

CONFERENCE CALL

Quovadx will host a conference call today, April 23, 2003, at 5:00 P.M. EDT, which will broadcast live over the Internet. Please visit the "Investors" section of the Company's website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling (800) 642-1687 and entering passcode 9717788. The replay will be available through April 30, 2003.


ABOUT QUOVADX, INC.

Quovadx is a trusted provider of software and services enabling Competitive Process Advantage. The company provides end-to-end business infrastructure and integration software and services, including consulting, transaction hosting and operations management for business-critical applications. QUOVADX technology helps more than 3,000 healthcare, media & entertainment and other organizations streamline business processes, solve difficult process integration challenges and unlock the value of legacy system investments to achieve rapid return on investments. Headquartered in Englewood, Colorado, Quovadx operates internationally with locations in nine major U. S. metropolitan cities and one in London. For more information, please visit http://www.quovadx.com.

Cautionary Statement: Certain forward-looking statements are included in this release. The statements are generally preceded by words that imply a future state such as "may," "will," "expect," "believe," "plan," and other similar terminology. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results include the success of our sales and marketing strategy, our ability to grow revenue, market demand for our adaptive application solutions, the need to maintain and enhance relationships with systems integrators, channel partners and other parties, competition, economic and general business conditions and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx's investor relations webpage or from the SEC Website at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements.

QUOVADX and QDX are trademarks of Quovadx Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.


                                      # # #


                               -Tables to Follow-

QUOVADX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)


                                                     MARCH 31, 2003  DECEMBER 31, 2002
                                                     --------------  -----------------
ASSETS
Current assets:
Cash and cash equivalents                               $ 38,805        $ 31,244
Short-term investments                                     6,104          16,377
Accounts receivable                                       11,916          10,980
Unbilled accounts receivable                               7,048           5,571
Other current assets                                       3,538           1,904
                                                        --------        --------
Total current assets                                      67,411          66,076

Property and equipment, net                                4,851           5,326
Software, net                                             19,543          20,465
Other intangible assets                                    5,808           6,266
Other assets                                               6,219           6,476
                                                        --------        --------
Total assets                                            $103,832        $104,609
                                                        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $  1,740        $  1,288
  Accrued liabilities                                      7,984           6,007
  Unearned revenue                                         8,180           8,241
                                                        --------        --------
Current liabilities                                       17,904          15,536

Deferred revenue                                           1,750           2,125
                                                        --------        --------
     Total liabilities                                  $ 19,654        $ 17,661
                                                        --------        --------

Commitments and contingencies

Total stockholders' equity                                84,178          86,948
                                                        --------        --------
Total liabilities and stockholders' equity              $103,832        $104,609
                                                        ========        ========

End of the period common shares outstanding               30,196          30,176
                                                        ========        ========

QUOVADX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)


                                                                 THREE MONTHS ENDED MARCH 31,
                                                                 ----------------------------
                                                                   2003                2002
                                                                 --------            --------
Revenue:
License                                                          $  5,340            $  3,640
Services                                                            4,554               7,028
Recurring                                                           7,539               7,101
                                                                 --------            --------
Total revenue                                                      17,433              17,769

Cost of revenue:
License                                                             2,928               1,083
Services                                                            3,003               3,837
Recurring                                                           4,889               5,005
                                                                 --------            --------
Total cost of revenue                                              10,820               9,925
                                                                 --------            --------

Gross Profit                                                        6,613               7,844
                                                                 --------            --------

Operating Expenses:
Sales and marketing                                                 3,842               2,736
General and administrative                                          3,030               3,352
Research and development                                            2,247               1,432
Amortization of acquired intangibles                                  457                 570
                                                                 --------            --------
Total operating expenses                                            9,576               8,090
                                                                 --------            --------
Loss from operations                                               (2,963)               (246)

Gain on sale of assets                                                 --                  87
Interest income, net                                                  189                 261
                                                                 --------            --------
Net income (loss)                                                $ (2,774)           $    102
                                                                 ========            ========

Weighted average common shares outstanding - basic                 30,188              29,721
                                                                 ========            ========
Weighted average common shares outstanding - diluted               30,188              30,867
                                                                 ========            ========

Net income (loss) per common share - basic and diluted           $  (0.09)           $   0.00
                                                                 ========            ========

QUOVADX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                    ----------------------------
                                                                      2003                2002
                                                                    --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                   $ (2,774)           $    102
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
  Depreciation and amortization                                        2,357               1,964
  Amortization of  acquired intangibles                                  457                 570
  Gain on sale of assets                                                  --                 (87)
  Amortization of unearned compensation                                   --                  66
  Bad debt expense                                                       277                  --
Change in assets and liabilities:
  Accounts receivable                                                   (855)                873
  Unbilled accounts receivable                                        (1,924)                 66
  Other assets                                                        (1,376)                257
  Accounts payable                                                       305                (947)
  Accrued liabilities                                                  2,214              (3,783)
  Unearned and deferred revenue                                         (436)             (1,702)
                                                                    --------            --------
         Net cash used in operating activities                        (1,755)             (2,621)
                                                                    --------            --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                    (296)               (269)
  Business acquisition, net of acquired cash                              --              (1,633)
  Capitalized software                                                  (665)             (1,114)
                                                                    --------            --------
         Net cash used in investing activities                          (961)             (3,016)
                                                                    --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                   4                 170
                                                                    --------            --------
         Net cash provided by financing activities                         4                 170
                                                                    --------            --------

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
  Net decrease                                                        (2,712)             (5,467)
  Beginning of period                                                 47,621              63,486
                                                                    --------            --------
  End of period                                                     $ 44,909            $ 58,019
                                                                    ========            ========



RECONCILIATION TO GAAP BASIS
  Net cash used in investing activities                             $   (961)           $ (3,016)
  Sale of short-term investments                                      10,912              17,754
  Purchase of short-term investments                                    (638)            (12,533)
                                                                    --------            --------
  Net cash provided by investing activities -  GAAP basis           $  9,313            $  2,205
                                                                    ========            ========